WRITTEN SUPERVISORY PROCEDURES



                             FIRST DALLAS SECURITIES

                          FIRST DALLAS SECURITIES, INC.

                                TABLE OF CONTENTS

                               Introduction - p. 3

                       Supervisory Structure - pp. 4, 5, 6

                       Opening of New Accounts - pp. 7, 8

                       Recommendation to Customers - p. 9

                         Discretionary Accounts - p. 10

                              Order Tickets - p. 11

                        Review of Correspondence - p. 12

                        Insider Trading - pp. 13, 14, 15

                            Gifts/Gratuities - p. 16

                      Sales Literature/Advertising - p. 17

                              Underwritings - p. 18

                              Telemarketing - p. 19

                              Cold Calling - p. 20

                     Private Securities Transactions - p. 21

                                 Options - p. 22

                         Municipals - pp. 23, 24, 25, 26

                 Handling of Customer's Funds/Securities - p. 27

                           Customer Complaints - p. 28

                          Restricted Securities - p. 29

                          Continuing Education - p. 30

                          FIRST DALLAS SECURITIES, INC.

                                  INTRODUCTION

The Written Supervisory Procedures and Policy and Procedures Manual (Procedures) sets forth the policies and procedures to be followed by all supervisory personnel, associated persons as well as all employees of the firm. Each person should become familiar with its contents and utilize it as a reference.

The Procedures are designed to adhere to sound investment principles and high ethical standards and to ensure compliance with various rules and regulations to which the firm is subject. In particular, the Procedures are intended to conform to the Securities Act of 1933 as amended, the Securities Act of 1934 as amended, the rules and SEC regulations, the Rules of Fair Practice of the NASD, the various state statutes and the rules and regulations of the MSRB.

As it is the desire of the firm that the Procedures be followed and enforced, a copy of the Procedures will be provided to employees of the firm. The Procedures will, from time to time as required, be amended and updated and although an attempt has been made to reference all appropriate rules and regulations to which the firm is subject, each employee must utilize proper judgment in discharging his/her daily duties to ensure compliance with all required rules and regulations whether or not included in the Procedures. Questions that can not be readily answered by a review of the Procedures should be brought to the attention of the individual's immediate supervisor in order that appropriate action may be taken.

                          FIRST DALLAS SECURITIES, INC.

                              SUPERVISORY STRUCTURE

First Dallas Securities, Inc. is a NASD Fully Disclosed Member Firm with its office (OSJ) located at 2905 Maple Avenue, Dallas, Texas 75201. The member firm does have a branch office in Goldthwaite, Texas. Form BD has been amended to reflect the location and qualifications of the branch manager.

                       DESIGNATION OF REGISTERED PRINCIPAL

Donald  W.  Hodges,  the  President  of  the  Member,  is a  Registered  General
Securities Principal, Registered Options Principal, Municipal Securities Principal and a Financial/Operational principal and is the member's designated supervisory person. Mr. Hodges will be responsible for the overall supervision of the firm's activities including the preparation of the firm's books/records to ensure compliance with SEC Rules 17a-3 and 17a-4 as well as MSRB Rules G-8
and  G-9,  financial   statements   including  Focus  reports  and  net  capital
compliance.

John A. Doyle, Chief Operating Officer from November 1, 1994, will assist Mr. Hodges in the daily review of all securities transactions effected through the firm to ensure compliance with all applicable securities rules and regulations. Additionally, all registered persons, excluding Mr. Hodges, will be specifically assigned to Mr. Doyle, who will be responsible for supervising that person's activities.

Mr. Hodges and/or his designee will supervise the securities activities of the firm in the following manner:

                                  DAILY DUTIES

1. Review and where appropriate, approve the opening of the new account by signing the new account form - see Opening of New Accounts Section,

2. Initial order tickets and daily blotter after reviewing documents and approving trades taking into consideration:

     a.   large and unusual trades,
     b. the suitableness of the trade in light of the customer's investment objective
     c. the size and frequency of the trades in a customer's account in light of the customer's investment objective
     d.   completeness of the order ticket - see section on Order Tickets
     e. switching of fund mutual or attempts to sell before the breakpoints and failure to utilize the Letter of Intent and Rights of Accumulation provisions,
     f. cancellations of trades, rebilling of trades between customer accounts and lack of payment for purchases as possible
     g. over concentration by a customer in a particular stock or by a registered representative in numerous customer accounts
     h. employees transactions to ensure that the registered representatives are not trading before a customer and/or receiving a better price.

3. Review and where appropriate, approve all outgoing correspondence by initialing and then retaining a copy of all such correspondence.

                                    AS NEEDED

1 Review, approve and initial all sales literature and advertising and maintain proper files,

2. Thoroughly investigate all customer complaints, whether oral or written to determine the merits of the complaint and thereafter to take appropriate action to resolve the complaint and to timely advise the customer of the action taken.

3. Thoroughly investigate the character, business reputation, qualifications and experience of any individual prior to signing the certification portion of the Association's registration application. If a registered representative has prior reported "yes" answers on his Form U-4 or will have "yes" answers on his Form U-5, all the necessary documentation regarding these matters must be reviewed prior to making a determination whether to employ the individual.

4. Exercise due diligence in hiring additional supervisory personnel to ensure that the individual is not only properly registered but has the necessary knowledge and experience to properly supervise.

                                     MONTHLY

1 Ensure that the trial balance, net capital computation and Focus I reports are timely completed and comply with SEC Rule 15c3-1.

2. Maintain the blank confirmations and monthly statements in secure storage space to ensure against misuse by individuals.

                                    QUARTERLY

1. Review at least a quarter of the firm's customer accounts each quarter so that all of the customer accounts will be reviewed annually and document such review in writing on a log.

2. Ensure that the Focus IIA report is timely and accurately completed and filed.

                                    ANNUALLY

1. Conduct a compliance meeting with all registered representatives to reemphasize the firm's policies and procedures and to discuss new or amended securities regulation. Document such meetings through attendance list and minutes of the areas discussed.

2. Review the firm's activities and supervisory procedures to ensure that the procedures are acceptable and reflect compliance with all applicable rules and regulations including amendments thereto.

                                 BRANCH OFFICES

James Richard Brown is Series 24-licensed and responsible for supervision in the Goldthwaite, Texas office. However, Don Hodges or John Doyle will review transactions on a daily basis and a yearly examination will be conducted by the firm to review correspondence and recordkeeping.

                                ADVISORY ACCOUNTS

In situations where registered representatives of First Dallas Securities act as investment advisers for Hodges Capital Management, the following procedures will apply. First Dallas Securities has established procedures in order to review all customer transactions. The overall guiding principle that should be kept in mind is that the investment adviser acts in the capacity of a fiduciary and, as such, is under the duty and responsibility to put his clients above his own interests in every aspect of his business, including obtaining the best price and execution.

1. All portfolio managers are authorized to place orders or sell items out of their assigned Adviser accounts.

2. For each account that trades away at another brokerage firm, the following information will be obtained:

          Dupe Confirmations
          Dupe Monthly Customer Account Statements

The Compliance Officer will review these documents and initial them along with the original order ticket as they are received. These documents will be maintained as follows:

Order tickets - by month
Confirmations - by month
Customer Statements - in the customer file

                          FIRST DALLAS SECURITIES, INC.

                             OPENING OF NEW ACCOUNTS

It is the responsibility of the registered representative to obtain all of the required information requested on the new account form regarding the customer in order to be able to be in a position to make suitable recommendations to the customer. Once all of the requested information has been obtained, the registered representative must sign the new account form and submit the form to his supervisor for approval before entering the initial order for the customer.

Prior to the entry of the initial transaction in an account, Mr. Hodges or his designee will review the new account form completed by the registered representative and if appropriate, Mr. Hodges or his designee will sign the new account form evidencing the approval of the opening of the account. In determining whether to approve the opening of an account, the new account form for a cash account must contain at least the following information regarding the customer:

a.   customer's full name
b.   residential address (physical address)
c.   employer's name
d.   employer's address
e.   age or approximate age,
f.   social security or taxpayer number,
g.   investment objective,
h.   estimated net worth and annual income,
i.   whether the customer is associated with another member firm

In addition to the completion of the basic new account form for the opening of a cash account, additional documents, information or separate determination is required for the opening of the following types of accounts:

a.   Margin Account:

     1.   properly executed margin and loan consent agreement,

     2. customer's acknowledgment that he/she received a Truth in Lending statement,

     3.   determination that margin activity is suitable for the customer.

New Accounts
Page 2

b.   Option Account:

     1. properly completed option new account form signed by the customer and a Registered Option Principal approving the account,

     2.   acknowledgment    by   the   customer   that   he/she   received   the
          "Characteristics and Risks of Standardized Options" and the booklet "Listed Options on Stock Indices" where applicable.

c.   Municipal Account:

     1.   customer's occupation,

     2.   name and address of all beneficial owners of the account,

     3.   signature of registered Municipal Principal approving the account.

All new accounts, regardless of type, will be verified by a credit screening system provided by the clearing correspondent of First Dallas Securities.

                      EMPLOYEES OF OTHER NASD MEMBER FIRMS

Upon the opening of a new account by a person associated with another broker/dealer, the Firm shall immediately:

     1. Notify the employer firm in writing, prior to the execution of a transaction for such account, of the Firm's intention to open or maintain such an account;

     2. Upon written request by the employer firm, transmit duplicate copies of confirmations, statements, or other information with respect to such account; and

     3. Notify the person associated with the employer firm of the executing Firm's intention to provide notice and information required by these items number one and two.

                          FIRST DALLAS SECURITIES, INC.

                          RECOMMENDATIONS TO CUSTOMERS

Article III Sec. 2 of the NASD Rules of Fair Practice requires that the firm as well as the registered representative, in recommending the purchase, sale or exchange of a security have reasonable grounds to believe that the recommendation is suitable for the customer based upon financial situations and needs.

In connection with option transactions, Article III Section 33, Appendix E. Sec. 19 goes even further and requires that the firm and registered representative have reasonable grounds for believing that the customer has the knowledge and experience in financial matters that he may be reasonably expected to be capable of evaluating the risks of the recommendation and financially capable of bearing such financial risks.

It is extremely important that each registered representative "know his customer" which should include not only obtaining the specific information requested on the new account form, but also such information as the customer's prior investment experience, risk tolerance and degree of investment sophistication etc.

It is equally as important that the registered representative accurately record the information obtained from the customer on the new account form since his supervisor bases his approval of the opening of the account and the level and type of activity permitted on the information provided.

The registered representative is also reminded that the concept of suitability is not static and that the customer's financial resources and investment objectives can change as a result of numerous factors. Once the registered representative becomes aware that a customer's situation has changed significantly, an up-to-date new account form must be completed and submitted to Mr. Hodges for approval.

The registered representative should immediately advise his supervisor if a potential customer refuses to provide information regarding his financial resources etc. as the supervisor may determine not to allow the account to be opened.

                          FIRST DALLAS SECURITIES, INC.

                             DISCRETIONARY ACCOUNTS

The firm in accordance with NASD Article III Sec. 1 5b. of the Rules of Fair Practice will permit discretionary accounts; however, such accounts will only be accepted if:

1. The customer has executed a Limited Discretionary Trading Authorization form which specifically identifies a salesman at the firm to whom discretion is granted and the form has been accepted by Mr. Hodges in writing.

2. A salesman for the firm cannot be granted full discretionary authorization (ability to withdraw customer's funds/securities) under any circumstances.

3. First Dallas Securities does not permit brokers to have discretionary authority on options.

All order tickets for transactions effected in a discretionary account must reflect (DNE) when discretion is not exercised by the registered representative.

All discretionary orders must be approved by Mr. Hodges and/or John Doyle.

The registered representatives are reminded that the acceptance of discretionary authority over a customer's account places an even higher level of fiduciary duty on the registered representative to only effect transactions for that customer which are suitable and not excessive either in size or frequency.

                          FIRST DALLAS SECURITIES, INC.

                                  ORDER TICKETS

Once an order is received from the customer, it is extremely important that the registered representative timely complete and submit an order ticket accurately reflecting the terms and conditions of the trade.

In addition to the required information; i.e. customer's name, account number, buy/sell, security, number of shares/contracts/bonds and price information, the order ticket should disclose:

a.   whether the trade is solicited or unsolicited,
b.   if discretionary account, whether discretion was exercised,
c.   the location of the customer's securities on a long sale.

In order to prevent and detect violations of the state registration provisions, First Dallas Securities will utilize an on-line system provided by its clearing correspondent. This system prohibits the entry of an order by the wire operator, in the event the broker is not registered in the state of the client's residence.

                                   SHORT SALES

Prior to entering an order to effect a short sale in a customer's account, the registered representative must first determine whether or not the firm is able to borrow the shares in order to be able to effect delivery. First Dallas Securities brokers are not permitted to solicit short sales. They must be at the client's instigation.

                          FIRST DALLAS SECURITIES, INC.

                                 CORRESPONDENCE


Under NASDR rules, correspondence is defined as:

"correspondence" means any written or electronic communication prepared for delivery to a single current or prospective customer, and not for dissemination to multiple customers or the general public This rule covers letters, memos, faxes, handwritten notes, e mail, etc.

OUTGOING CORRRESPONDENCE

Correspondence should be reviewed prior to mailing or e mailing to ensure that the Registered Representative has not made any improper or inappropriate statements such as:

     (a)  Unreasonable, exaggerated or based on rumor.
     (b) About a company where securities are about to be the subject of a new offering or about a security in registration or subject to the prospectus requirements.
     (c)  A  forecast  of  a  specific   amount  of  capital   gains  or  income
          distributions on mutual fund shares.
     (d)  A promise that a particular stock is going to rise in price.
     (e)  An assurance against loss in a customer's account, etc.

All outgoing E mail can be drafted, printed, approved and then sent electronically to the customer. Each appropriate Registered Principal will make a copy of the correspondence, initial and place in the branch chronological reading file.

Any communications to Firm customers or prospective customers will be on Firm letterhead or identify the Firm as the sponsor of the material. Oral presentations will identify the Firm as the sponsor of the presentation. The Firm will establish an annual chronological reading file with a copy of the outgoing correspondence initialed by Mr. Doyle.

NO Registered Representative is authorized to communicate with any client from home via E-mail.

INCOMING CORRESPONDENCE

All incoming mail must now be reviewed by Mr. Doyle, designated Registered Representative or non-registered personnel of the Firm prior to being distributed. Mr. Doyle will advise the designated person what they must look for when opening the mail. The Registered Principal, DP or other person designated will review the mail for customer cash, checks, securities, and customer complaints. All checks received will be logged onto the Checks Received and
Forwarded blotter and promptly forwarded to the appropriate party. All securities will be logged onto the Securities Forwarded Blotter. In addition, all customer complaints will be immediately forwarded to Mr. Doyle.

SUPERVISORY STEPS

All incoming e mail defined as correspondence must be printed and presented or routed via the computer system to Mr. Doyle the same day of receipt for his approval.

All outgoing correspondence including handwritten notes which deal with the solicitation of customers will be reviewed by Mr. Doyle. Chronological reading files will be maintained by the Firm after they have been reviewed by Mr. Doyle. In lieu of chronological reading files, the Firm may elect to maintain customer correspondence in their respective files. Correspondence whether received or written, is defined as letters, handwritten notes, faxes and any other written means to communicate.

Correspondence is also considered to include E Mail and messages transmitted via a computer over the Internet or other system. Prior to sending e mail messages or other forms of communcation dealing with the solicitation of customers, the approval of the DP will be obtained. Copies of the proposed communication will be printed out and initialed by the DP. This evidence of review will be maintained as previously described.

                          FIRST DALLAS SECURITIES, INC.

                              INSIDER TRADING RULES

Mr. Hodges and/or his designee will thoroughly educate the registered representatives and associated persons regarding the InsiderTrading Act Rules and will review all securities transactions of its salesmen and associated persons to ensure compliance. In this regard, Mr. Hodges and/or his designee will instruct all persons in the following areas:

     a. Handling of Sensitive Information - the nature of the business of the member requires from time to time dealing with sensitive information, acquired from other sources including corporate clients. All such information must be handled in a confidential manner for the protection of the corporate client as well as to ensure the member complies with all regulatory requirements.

     b. Confidentiality - all personnel must exercise care to ensure that information is kept confidential to maintain a successful relationship with the client. Caution must be taken in discussing any aspect of a transaction or proposed transaction or even the existence of a relationship with a particular client outside of the office, especially in the presence of any party not associated with the firm or who is not authorized to have access to such information. Documents of any nature which relate to clients or the firm of any transaction may not be given or circulated outside of the firm.

     c. Inside Information - presently under the securities rules, it has been interpreted that corporate insiders or those who they "tip" material non-public information to about a company are required to either (1) disclose that information to the investing public or (2) refrain from trading in or recommending action with respect to that company's securities. In addition, trading on material non-public information about a tender offer, even though not yet recommended, violates SEC Rules in most circumstances.

          Prohibited tipping may include spreading rumors about potential tender offers. Employees of the firm should take care not to violate either the ethical or legal constraints regarding non-public information if they should become privy to it.

     d. Materiality - generally, a fact is material if there is substantial likelihood that a reasonable investor would consider the information important in making an investment decision and may include one of the following examples:

Insider Trading Rules
Page 2

     1. Significant increase/decrease in dividends or earnings or earnings estimates or changes in information previously released by the company.

     2. Significant expansion/reduction of operations, orders, borrowings, new products, discoveries.

     3. Significant merger/acquisition plans or proposals, borrowing or major asset purchases or changes.

     4.   Significant management changes, major litigation/settlement.

Any employee upon receipt of such information should immediately contact Mr. Hodges to determine the appropriate course of action to be taken.

     (e) Rumors - Any rumors of a material non-public nature regarding a publicly traded company should immediately be reported to Mr. Hodges and no action should be taken on the basis of such rumor. Employees should be aware that spreading rumors or trading on such rumors may violate SEC Rules.

     (f) Conflicts of Interest (Chinese Wall Policy) - Since the firm is a general securities firm, the firm and its employees must constantly be aware of potential conflicts of interest that arise as a result of the different business activities in which the firm is engaged.

In order to prevent conflicts, the firm will establish a "Chinese Wall" to separate the corporate finance activities from the rest of the firm's employees and the following guidelines should be observed.

          No material non-public information relating to a client of the firm obtained by anyone engaged in the corporate finance activities should be given, provided or communicated to anyone else at the firm except on a "need to know" basis without prior approval of Mr. Hodges. Additionally, if such information is provided, the person receiving such information must be explicitly informed that such information is confidential non-public information and that the associated person/registered representative is prohibited from recommending to customers the stock while it is on the firm's restricted list and until the non-public information has been publicly disseminated.

Insider Trading
Page 3

Mr. Hodges and/or his designee, in carrying out their duties to detect and prevent insider trading abuses will:

     1. Review and approve, on a daily basis, all transactions for employees or employee related accounts.

     2. Require that all employees who maintain accounts with other brokerage firms have duplicate copies of the statements mailed to the firm.

     3. At least annually, will conduct a compliance meeting with all employees at which time the insider trading act provisions will be discussed.

     4. Require each of its employees to sign an annual questionnaire certifying among other matters that each is aware of the prohibitions against insider trading.

Mr. Hodges and/or his designee, if detecting suspicious insider trading activity, may take any or all of the following steps:

     1. Discuss activity in account with Broker of Record at First Dallas Securities.

     2.   Analyze trading activity in account.

     3.   Investigate client's relationship to security involved.

     4.   Consult with Corporate Counsel of involved security.

     5.   Consult with regulatory authorities.

                          FIRST DALLAS SECURITIES, INC.

                              GIFTS AND GRATUITIES

Article III Sec. 10 of the NASD Rules of Fair Practice prohibits any member or person associated with a member firm from, either directly or indirectly, giving and permit to be given anything of value, including gratuities, in excess of $100.00 per year to any person, principal, employee, agent or representative of another person where such payment or gratuity is in relation to the business of the employer of the recipient of the payment or gratuity.

The firm will keep a log of all such gifts or gratuities of which it becomes aware.

                          FIRST DALLAS SECURITIES, INC.

                          ADVERTISING/SALES LITERATURE

Article III Sec. 35 of the NASD Rules of Fair practice includes the following definitions:

1. Advertisements - material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, telephone, tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings) or other public media.

2. Sales Literature - any written communication distributed or made generally available to customer or the public, which communication does not meet the foregoing definition of "advertisement." Sales literature includes, but is not limited to, circulars, research reports, market letters, performance reports, or summaries, form letters, standard forms of option worksheets, seminar texts, and reprints or excerpts of any other advertisement, sales literature or published article.

All advertisements or sales literature must be submitted to Mr. Hodges or his designee prior to use for his review and approval. To reflect compliance with this requirement, copies of all such material will be kept in a file once Mr. Hodges or his designee has given written approval.

Materials involving investment company shares, options and public direct participation programs must be filed with the NASD's advertising department within 10 days after use (except in certain instances); however, it is always best, if possible to file the materials prior to use.

                          FIRST DALLAS SECURITIES, INC.

                                  UNDERWRITINGS

If the firm is participating in a syndicate offering or as a participant in an offering it will take steps to obtain copies of the NASD Corporate Finance Department approval before it participates in the offering. The firm will refer to Rule 2710 for filing guidelines.

PROSPECTUS DELIVERY

The firm will deliver a preliminary prospectus or red herring prior to the close of the offering. When the final prospectus are received, these will immediately be forwarded to all clients who have expressed an interest or given an indication of interest in the offering.

                          FIRST DALLAS SECURITIES, INC.

                                  TELEMARKETING

Neither the Firm nor a person associated with the Firm shall:

     (a) make outbound telephone calls to the residence of any person for the purpose of soliciting the purchase of securities or related services at any time other than between 8 a.m. and 9 p.m. local time at the called person's location, without the prior consent of the person; or

     (b) make an outbound telephone call to any person for the purpose of soliciting the purchase of securities or related services without disclosing promptly and in a clear and conspicuous manner to the called person the following information:

          (i) the identity of the caller and the firm;

          (ii) the telephone number or address at which the caller may be contacted; and

          (iii) that the purpose of the call is to solicit the purchase of securities or related services.

     (c) The prohibitions of paragraphs (a) and (b) shall not apply to telephone calls by any person associated with a broker, dealer, or municipal securities dealer, or another associated person acting at the direction of such person for the purpose of maintaining and servicing the accounts of existing customers of the Firm under the control of or assigned to such associated person:

          (i) to an existing customer who, within the preceding twelve months, has effected a securities transaction in, or made a deposit of funds or securities into, an account that, at the time of the transaction or the deposit, was under the control of or assigned to, such associated person;

          (ii) to an existing customer who previously has effected a securities transaction in, or made a deposit of funds or securities into, an account that, at the time of the transaction or deposit, was under the control of or assigned to, such associated person, provided that such customer's account has earned interest or dividend income during the preceding twelve months, or

          (iii) to the Firm.

For the purposes of paragraph (c), the term "existing customer" means a customer for whom the Firm, or a clearing broker or dealer on behalf of the Firm, carries an account. The scope of this rule is limited to the telemarketing calls described herein; the terms of this rule shall not otherwise expressly or by implication impose on brokers, dealers or securities dealers any additional requirements with respect to the relationship between a dealer and a customer or between a person associated with a dealer and a customer.

                          FIRST DALLAS SECURITIES, INC.

                                  COLD CALLING

     The Federal Communication Commission enacted the Telephone Consumer Protection Act of 1991. Effective December 20, 1992 additional rules were added that impact our firm. Pursuant to these new rules, the following procedures for the Firm's registered representatives regarding cold calls to a customer's residence to solicit customers or sales are effective immediately:

     1. No calls will be made before the hour of 9:00 a.m. or after 9:00 p.m. local time called.

     2. Callers must provide the called party with the name of the caller, the name of the Firm and either the Firm's telephone number or address at which the caller can be contacted.

     3. Persons requesting that no further cold calls be received must have their names and telephone numbers recorded on the Firm's "do not call list."

     4.   The  "do  not  call  list"  will  be  maintained  by  the   Compliance
          Department.

     Failure to comply with the new Cold Calling Rule could result in a fine by the Federal Communication Commission.

                          FIRST DALLAS SECURITIES, INC.

           PRIVATE SECURITIES TRANSACTIONS/OUTSIDE BUSINESS ACTIVITIES

Mr. Hodges will thoroughly educate the registered representatives and associated persons regarding the NASD's Private Securities Transaction rule (Article III Sec. 40) and the NASD's Outside Business Activities rule (Article III Sec. 43).

Any request to participate in either of these activities must be submitted to Mr. Hodges in writing prior to engaging in such activity. Thereafter, the registered representative or associated person must receive written approval from Mr. Hodges specifically approving such activity prior to engaging in the activity.

Mr. Hodges will review each written request for compliance with all applicable rules and regulations and if approval is granted, Mr. Hodges will monitor the activities and record the activity on the firm's books/records where required and will ensure that all requirements of Article III Sec. 40 are met in connection with any Private Securities Transactions.

In the event Mr. Hodges disapproves of any written request, prompt written notification is to be provided to the person submitting such request.

Annually, all registered representatives as well as associated persons will be required to complete a questionnaire which among other matters will require all the individuals to list all outside activities.

                          FIRST DALLAS SECURITIES, INC.

                                     OPTIONS

Mr. Hodges is designated as the Senior Registered Options Principal (SROP) and Mr. Doyle is the Compliance Registered Options Principal (CROP) and they are responsible to ensure option compliance.

1. Prior to effecting an option trade for a customer, the customer must have completed an options new account form, and the new account form must be reviewed and accepted by Mr. Hodges or Mr. Doyle, in writing, who will determine the type of strategies to be permitted in the account.

2. Each customer will be provided a "Characteristics and Risks of Standardized Options" booklet prior to effecting the first option trade and if index options are utilized the booklet "Listed Options on Stock Indices" will also be provided.

3.   All option  order  tickets  will be reviewed and approved on a daily basis.
     Discretionary   option   orders  will  not  be  accepted  by  First  Dallas
     Securities.

4. All option related sales material or advertisements must be submitted to Mr. Hodges or Mr. Doyle for his approval prior to use. Copies reflecting their initials will be maintained.

5. First Dallas Securities will not accept uncovered option writings; i.e. writing calls without owning the stock and selling puts without either having the money in the account to cover the potential put, or buying a put at the same or higher breakpoint to limit the amount of potential loss.

                          OPTIONS ALLOCATION PROCEDURES

The Firm has filed an options allocation form with the NASD Market Regulation Department - Options Surveillance. This form has designated the Firm's clearing firm to handle all options allocation and exercise functions for options. The method of allocation utilized will be the computerized version of the random method.

                          FIRST DALLAS SECURITIES, INC.

                                   MUNICIPALS

     The DP who is the Municipal Securities Principal, Mr. Hodges, is responsible for supervising the municipal securities activities of the firm's associated persons and to enforce its written supervisory procedures involving municipal securities activities including the prompt review and written approval of:

A.   FEES AND ASSESSMENTS

     1. The Municipal Securities Principal shall ensure that the Firm pays the annual fee to the Municipal Securities Rulemaking Board ("MSRB") in a timely manner.

B.   REPORTS AND QUOTATIONS.

     1. All quotations shall be bona fide and reflect the best judgment of the Firm regarding the fair market price for the security. Purchases and sales of municipal securities shall be properly recorded in the Firm's books and records.

C.   SALES PRACTICES.

     1. Principal transactions with customers shall be executed at prices that are fair and reasonable.

     2.   Commission rates and service charges shall be fair and reasonable.

     3.   Best Execution shall be obtained for each transaction.

     4.   The Municipal Securities Principal shall promptly review and approve:

          (a) the opening of each customer account in which a municipal securities transactions may be effected. Such review and approval in which the initial trade is a municipal securities transaction will be done only after the following information is obtained: customer's full name, residential or principal address, tax identification or social security number, occupation, name and address of employer, whether customer is of legal age; and ascertained whether customer is an employee of another Firm.

          The Firm will have reasonable grounds for recommending a municipal security to its customers based on the information provided by the customer and the issuer information.

          (b) each municipal securities transactions;

          (c) the handling of all written customer complaints pertaining to transactions in municipal securities.

          (d) all correspondence pertaining to the solicitation or execution of transactions in municipal securities.

          (e) Other matters required to be reviewed or approved by a municipal securities principal.

          (f) The books and records of the firm will be maintained under SEC Rules 17a-3 and 17a-4.

          (g) Periodically, but no less than annually the DP will review customer accounts to detect irregularities and abuses.

     5. The Municipal Securities Principal, Mr. Hodges, will ensure that advertising is free of false or misleading information, approve advertisements in writing prior to use, and maintain a file of all advertisements.

     6. Pursuant to G-20, no gifts and gratuities in excess of $100 per year will be given to any person other than an employee of the Firm.

     7. The Firm does not act as a Financial Advisor to any municipalities pursuant to G-23.

D.   MSRB UNIFORM PRACTICE REQUIREMENTS.

     The Firm is a fully disclosed introducing broker/dealer. As such, the following functions are performed by its clearing firm. In the event the Firm becomes self-clearing, the following shall apply:

     1. Confirmations shall be prepared accurately, disclosing commissions charged and yield and call information, if applicable, and forwarded on a timely basis. The Firm will supply to the clearing Firm the required information.

     2.   Comparison and verification procedures shall be observed.

     3. Procedures for the rejection and reclamation of municipal securities shall be observed.

     4.   MSRB close-out procedures shall be observed, if appropriate.

     5. Inter-dealer comparisons and book-entry settlement shall be effected pursuant to MSRB Rule G-12.

     6. The facilities of a depository for comparison, acknowledgment and settlement of transactions effected for institutional customers shall be utilized pursuant to MSRB Rule G-15.

E.   MISCELLANEOUS MSRB RULES.

     1. Customers shall be provided with required information on a timely basis for all new issues of securities sold.

     2. The prohibition on reciprocal dealings with municipal securities investment companies shall be strictly observed.

     3. The Municipal Securities Principal shall inquire about the existence of a "control relationship" and, as necessary, maintain a file documenting all disclosures made in compliance with MSRB requirements.

F.   MARKUPS

     Principal transactions with customers shall be executed at prices that are fair and reasonable.

G.   TRANSACTIONAL REPORTING G-14

     In 1998 the transactional reporting requirement will become effective. This rule will require the Firm send to the MSRB each day an electronic file containing the municipal securities transactions that were effected with customers on that day. The Firm may send the electronic file directly to the MSRB or may use an intermediary such as a clearing broker or a service bureau.(2)

     At this time, the Firm will report all transactions through its clearing Firm. When entering and transmitting the data, the following points will be kept in mind:

     TIME OF TRADE

     Time of trade is a required field. Time of trade must be captured in a military format EST.

     INCORRECT EXECUTING BROKER SYMBOL

     The Firm will enter its own alpha symbol assigned by the NASD. The correct symbol must be used when inputting trade information.

     CAPACITY

     The firm's capacity as buyer or seller as well as whether the firm acted as agent or principal must be captured.

     TIMELINESS

     The MSRB considers "as of" trades to be deficient for transaction reporting purposes. Please note, "as of" trades are not reported. The Firm must input the trade information into the clearing firms system on the trade date in order to produce a compared trade in the NSCC's trade date comparison cycle.

H.   DISCLOSURE REQUIREMENTS G-32

     In a new municipal bond issue, the municipal DP will make sure that a copy of the official statement in final form has been delivered to a customer no later than settlement of the transaction.

     In addition the Firm shall send, upon request, promptly furnish the required documents and information referred to in section (a) of G-32 to any broker, dealer or municipal securities dealer to which it sells new issue municipal securities , upon the request of such broker, dealer or municipal securities dealer, no later than the business day following the request or, if an official statement in final form is being prepared but has not been received from the issuer or its agent, no later than the business day following such receipt. Such items shall be sent by first class mail or other equally prompt means, unless the purchasing broker, dealer or municipal securities dealer arranges some other method of delivery and pays or agrees to pay for such delivery [PROPOSED].

I. POLITICAL CONTRIBUTIONS AND PROHIBITIONS ON MUNICIPAL SECURITIES BUSINESS - Rule G-37.

     The Firm will not engage in municipal securities business with an issuer.

J.   First  Dallas   Securities  deals  with  no  consultants  in  the  area  of
     Municipals.

K.   TELEMARKETING - Rule G-39

     Neither the Firm nor a person associated with the Firm shall:

     (a) make outbound telephone calls to the residence of any person for the purpose of soliciting the purchase of municipal securities or related services at any time other than between 8 a.m. and 9 p.m. local time at the called person's location, without the prior consent of the person; or

     (b) make an outbound telephone call to any person for the purpose of soliciting the purchase of municipal securities or related services without disclosing promptly and in a clear and conspicuous manner to the called person the following information:

          (i)   the identity of the caller and the firm;

          (ii) the telephone number or address at which the caller may be contacted; and

          (iii) that the purpose of the call is to solicit the purchase of municipal securities or related services.

     These prohibitions will not apply to telephone calls by any person associated with the Firm for the purpose of maintaining and servicing the accounts of existing customers of the Firm or:

          (i) to an existing customer who, within the preceding twelve months, has effected a securities transaction in, or made a deposit of funds or securities into, an account that, at the time of the transaction or the deposit, was under the control of or assigned to, such associated person. The term "existing customer" means a customer for whom the Firm, or a clearing broker or dealer on behalf of the Firm, carries an account.

          (ii) to an existing customer who previously has effected a securities transaction in, or made a deposit of funds or securities into, an account that, at the time of the transaction or deposit, was under the control of or assigned to, such associated person, provided that such customer's account has earned interest or dividend income during the preceding twelve months, or

          (iii) to the Firm.

Chapter VIII, Schedule A and B set forth the supervisory responsibilities and procedures.

L.   MUNICIPALITY DUE DILIGENCE

     Prior to the firm offering for sale to a retail client a municipal bond which is not followed by the firm, the firm will review Bloomberg, contact its clearing firm or other sources to determine whether the municipality is in compliance or not. For municipalities which the Firm is familiar with, it will check Blooomberg, its clearing firm or other sources on a monthly basis to determine the municipalities' compliance.

     The DP will circulate a memo to all sales personnel advising them of any municipalities which are no longer in compliance. At that point, the firm will cease all activities in the bond unless the CSO approves the activities on an individual basis.

[SEC Rule 15c-2]

                          FIRST DALLAS SECURITIES, INC.

                     HANDLING OF CUSTOMER'S FUNDS/SECURITIES

Because of net capital requirements imposed by SEC Rule 1 5c3-1, the firm has elected to operate under certain exemptive provisions of that rule; however, in order for the firm to be in compliance with its net capital requirement, neither the firm nor its employees may accept customer's funds or securities.

In those rare instances where cash is received from a customer, the cash must be immediately deposited in a proper escrow account or bank account at the clearing firm. The firm will comply with all the provisions of SEC 1 7a-8 and the receipt of the cash must be reflected on the firm's cash receipt blotter.

In the event a customer delivers securities to the firm, the securities must be immediately forwarded to the clearing firm and recorded on the firm's securities receipts and delivery blotter.

Since First Dallas Securities can issue checks to clients upon requests from the clients, the following procedures will be followed concerning checkwriting:

     1. The checks will be maintained in a safe place, an office safe, when not being utilized.

     2. All checks, regardless of amount, must have two (2) principal signatures from First Dallas Securities.

     3. First Dallas Securities will conduct a periodic review of checks to inspect for any disparities in checks.

     4. When a client requests a third-party check be issued from their account, the letter of authorization from the client will be verified by signature.

     5. Although First Dallas Securities will maintain letters of authorization from clients in its office records, First Dallas Securities will allow its clearing firm to verify letters of authorization at any time.

                          FIRST DALLAS SECURITIES, INC.

                               CUSTOMER COMPLAINTS

A "complaint" is defined under Article III Sec 21 (e) of the NASD Rules of Fair Practice as any written statement from a customer or from a person acting on behalf of a customer alleging a grievance involving the activities of those persons under the control of the member in connection with the solicitation or execution of any transaction or the disposition of securities or funds of that customer.

The firm will maintain a log or all customer complaints, whether oral or written, and Mr. Hodges and/or his designee will make a timely investigation into the merits of the complaint and will advise the party of his findings promptly.

Registered representatives are required to report all complaints to Mr. Hodges immediately upon receipt. Failure to so advise could result in disciplinary action being taken against the representative.

Upon receipt of a complaint alleging compensatory damages of $10,000 or more, fraud or the wrongful taking of property, an amended Form U-4 will be required to be filed by the firm which could result in an investigation into the complaint by one of the self-regulatory bodies.

                          FIRST DALLAS SECURITIES, INC.

                              RESTRICTED SECURITIES

The sale of restricted (unregistered) securities often can be made through reliance upon the provisions of SEC Rule 144; however, strict compliance with all provisions must be met or the sale could become the illegal distribution of securities.

In connection with sales made under the provision of Rule 144, at least the following must be met:

1. There must be adequate current public information available regarding the issuer - often this requirement is fulfilled through the reliance upon an issuer's written representation that all reports required by Section 13 or 1 5(d) have been made.

2.   Securities have been held for a period of two years prior to resale.

3.   Volume limitations - during any three months, 144 seller cannot exceed:

     a. 1 % of outstanding class as represented by issuer's most recent published report.
     b. average weekly volume during four calendar weeks prior to filing of the 144 notice.

4. Securities are sold in a broker's transaction or directly to a market maker.

5. Form 144 has been filed with the SEC and principal exchange on which the issue is listed.

6. The seller must have a bona fide intention to sell within a reasonable period of time.

The above section provided general information regarding some of the conditions that must be met prior to entering an order to sell securities under Rule 144. If you have reason to believe that a customer has or is attempting to sell restricted securities, please contact Mr. Hodges or Mr. Doyle prior to entering a sell order to be aware of all the requirements that must be met before entering the order. If a sell order is entered and executed and you later learn that the securities were restricted or were not eligible to be sold under Rule 144, the securities will have to be purchased in the open market and any resulting loss will be assessed against your production.

                   RESEARCH DEPARTMENT & RESTRICTED SECURITIES

First Dallas Securities has a small (one [1] or two [2] person) research department that may issue informational reports on a variety of equity securities. First Dallas Securities specially and purposefully does not have a rating system (buy, sell, hold, etc.) and does not issue such opinions on equities. The reports issued are informational in nature so that the client and broker can determine their own course of action on securities followed by First Dallas Securities. Therefore the management of First Dallas Securities believes a "restricted list" is not necessary for the firm concerning securities followed by the Research Department.

                          FIRST DALLAS SECURITIES, INC.

                              CONTINUING EDUCATION

The SEC initiated a Continuing Education Program for registered representatives and firms effective January 1, 1996. This program is divided into two sections:
a) the Regulatory Element, and b) the Firm Element.

The Regulatory Element training consists of testing at the Proctor Centers throughout the United States and affects registered personnel during their 2nd, 5th and 1Oth year anniversary dates of receiving their Series 7 registration. Upon receiving notice of their anniversary date, registered personnel have 120 days to take the test and satisfy requirements for the Regulatory Element. To assure compliance with the Regulatory Element, First Dallas Securities, along with the self-regulatory organizations, will suspend registered personnel and cease any commissions if the testing is not done within the 120-day window.

The Firm Element is to be satisfied by attendance at seminars, training sessions, audio or visual presentations, and computer-based training modules as First Dallas Securities offers for their personnel. If a broker does not complete these sessions, he will be subject to disciplinary action at the discretion of First Dallas Securities management.

Section added 03/26197